                                                                    EXHIBIT 11.1

       (Loss)/earnings per share data is calculated as follows:

       BASIC LOSS PER SHARE FOR THE YEAR ENDED JUNE 30, 2000                                  $
       ----------------------------------------------------------------------------------------

       Net loss available to common stockholders from continuing operations          (4,233,222)
       Net loss available to common stockholders from discontinued operations       (27,605,448)
       Total net loss                                                               (31,838,670)

       DATES OUTSTANDING                                      SHARES      FRACTION OF      WEIGHTED
                                                         OUTSTANDING           PERIOD       AVERAGE
                                                                                             SHARES
       --------------------------------------------------------------------------------------------
       July 1, 1999                                        6,329,731                      6,329,731
       July 1, 1999 to June 30, 2000
       Options converted to shares during the year           180,000             0,66       117,930
       Additional purchase price payments                    120,621             0,75        90,548
       A Warrants exercised                                  164,500             0,43        71,036
       Underwriters options exercised                         82,811             0,36        29,583
       9% debentures converted                               742,503             0,48       353,973
       Increasing rate debentures                            315,789             0,46       144,484
       New shares issued                                   1,379,310             0,51       699,102
       WEIGHTED AVERAGE SHARES                             9,315,265                      7,836,387


       BASIC LOSS PER SHARE FOR THE YEAR ENDED JUNE 30, 1999                                   $
       -----------------------------------------------------------------------------------------

       Net loss available to common stockholders from continuing operations           (6,210,195)
       Net loss available to common stockholders from discontinued operations         (4,916,267)
       Total net loss                                                                (11,126,462)

       DATES OUTSTANDING                                           SHARES      FRACTION OF       WEIGHTED
                                                              OUTSTANDING           PERIOD        AVERAGE
                                                                                                   SHARES
       --------------------------------------------------------------------------------------------------
       July 1, 1998                                             7,472,324             1,00      7,472,324
       July 1, 1998 to June 30, 1999
       Additional purchase price payments                         242,684             0,75        182,179
       Escrow shares and ordinary shares repurchased
       And cancelled during the year                           (1,725,977)            0,73     (1,259,251)
       Options converted to shares during the year                 20,000             0,25          4,932
       Debentures converted into shares during the year           320,700             0,46        148,307
       WEIGHTED AVERAGE SHARES                                  6,329,731                       6,548,491

                                                                    EXHIBIT 11.1

       (Loss)/earnings per share data is calculated as follows:

       BASIC EARNINGS PER SHARE FOR THE YEAR ENDED JUNE 30, 1998                             $
       ---------------------------------------------------------------------------------------

       Net loss available to common stockholders from continuing operations           (615,740)
       Net loss available to common stockholders from discontinued operations        3,387,631
                                                                                     ---------
       Total net income                                                              2,771,891
                                                                                     ---------

       DATES OUTSTANDING                                           SHARES     FRACTION OF      WEIGHTED
                                                              OUTSTANDING          PERIOD       AVERAGE
                                                                                                 SHARES
       ------------------------------------------------------------------------------------------------

       July 1, 1997                                             5,359,615            1,00     5,359,615
       July 1, 1997 to June 30, 1998
       Additional purchase price payments                         290,394            0,15        42,884
       Acquisition of subsidiaries                                238,848            0,46       109,220
       Warrants converted to shares during the year               233,826            0,83       194,549
       Options converted to shares during the year                 35,000            0,39        13,616
       Warrants swapped into shares during the year             1,173,476            0,59       697,608
       Debentures converted into shares during the year           141,165            0,05         7,489
                                                                ---------                     ---------
       WEIGHTED AVERAGE SHARES                                  7,472,324                     6,424,981
                                                                ---------                     ---------



       DILUTED LOSS PER SHARE FOR THE YEAR ENDED JUNE 30, 2000                                $
       ----------------------------------------------------------------------------------------
       Net loss available to common stockholders from continuing operations          (4,233,222)
       Add impact of assumed conversions                                              2,030,232
                                                                                    -----------
                                                                                     (2,202,990)
       Net loss available to common stockholders from discontinued operations       (27,605,448)
                                                                                    -----------
       ADJUSTED NET LOSS                                                            (29,808,438)
                                                                                    -----------
       Weighted average shares                                                        7,836,387
       Warrants and options not yet exercised                                         1,150,698
       9% convertible debentures                                                        392,069
       Increasing rate debentures                                                     1,434,463
                                                                                    -----------
       ADJUSTED WEIGHTED AVERAGE SHARES                                              10,813,617
                                                                                    ===========

                                                                    EXHIBIT 11.1

       (Loss)/earnings per share data is calculated as follows:


       DILUTED LOSS PER SHARE FOR THE YEAR ENDED JUNE 30, 1999                               $
       --------------------------------------------------------------------------------------
       Net loss available to common stockholders from continuing operations         (6,210,195)
       Add impact of assumed conversions                                             2,258,044
                                                                                    ----------
                                                                                    (3,952,151)
       Net loss available to common stockholders from discontinued operations       (4,916,267)
                                                                                    ----------
       ADJUSTED NET LOSS                                                            (8,868,418)
                                                                                    ==========
       Weighted average shares                                                       6,548,491
       Warrants and options not yet exercised                                           41,252
       9% convertible debentures                                                       945,618
       Increasing rate debentures                                                    1,578,947
                                                                                    ----------
       ADJUSTED WEIGHTED AVERAGE SHARES                                              9,114,308
                                                                                    ==========

       DILUTED EARNINGS PER SHARE FOR THE YEAR ENDED JUNE 30, 1998                          $
       --------------------------------------------------------------------------------------
       Net income available to common stockholders from continuing operations        (615,740)
       Add impact of assumed conversions                                            1,646,170
                                                                                    ----------
                                                                                    1,030,430
       Net loss available to common stockholders from discontinued operations       3,387,631
                                                                                    ----------
       ADJUSTED NET INCOME                                                          4,418,061
                                                                                    ==========
       Weighted average shares                                                      6,424,981
       Warrants and options not yet exercised                                         502,279
       9% convertible debentures                                                    1,659,178
       Increasing rate debentures                                                   1,046,865
                                                                                    ----------
       ADJUSTED WEIGHTED AVERAGE SHARES                                             9,633,303
                                                                                    ==========